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                                                                    EXHIBIT 10.2


                                 PROMISSORY NOTE

$125,000                                                      September 13, 1998
                                                            Salt Lake City, Utah

     FOR VALUE RECEIVED, the undersigned, Renaissance Golf Products, Inc., a Delaware corporation (A Payor@), promises to pay to JOHN B. HEWLETT (A Payee@), the principal sum of One Hundred Twenty Five Thousand Dollars and No Cents ($125,000.00), together with interest at an annual rate of twelve percent (12%). The entire principal balance and any unpaid, accrued interest shall be due and payable, in full, on or before June 30, 1999.

     This Promissory Note may be prepaid, in full or in part, at any time without penalty. All sums payable to Payee hereunder shall be paid to Payee in immediately available funds.

     At the option of Payee, the indebtedness evidenced by this Promissory Note shall immediately become due and payable, without notice or demand, upon the occurrence of any of the following events of default:

     (a) a failure to pay in accordance with the terms of this note, strictly and literally, time being of the essence;

     (b) dissolution, termination of existence, insolvency, business failure, garnishment, or levy against property or rights of, or the appointment of a receiver of or for any part of the property of, or an assignment for the benefit of creditors by, or the initiation of any proceedings under any bankruptcy or insolvency laws by or against, Payor.

     Unless prohibited by law, Payor agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by Payee in the event this Promissory Note is not paid in accordance with its terms. Payor agrees that the holder hereof may change any terms of payment of this Promissory Note, including extensions of time and renewals, and release any security for, or any party to, this Promissory Note without notifying or releasing any accommodation maker, endorser or guarantor from liability on this Promissory Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by Payor and any endorser or guarantor. Payor agrees that this Promissory Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No delay or omission on the part of Payee in exercising any right hereunder shall operate as waiver or relinquishment of such right or any other right hereunder. A waiver on one occasion shall not be construed as a bar to the exercise of such right or remedy on any future occasion. this Promissory Note shall be governed by the substantive laws of the State of California.

     IN WITNESS WHEREOF, Payor has executed this Promissory Note as of the day first hereinabove written at Salt Lake City, Utah.


                                        Renaissance Golf Products, Inc.

                                        /s/ Mont E. Warren
                                        ----------------------------------------
                                        Mont E. Warren, CFO



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